Stronghold Announces Third Quarter 2024 Operating and Financial Results

NEW YORK, November 13, 2024 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, the “Company”, or “we”) today announced the following:

Recent Financial Highlights
•Revenues of $11.2 million, down 42% sequentially and 37% year-over-year. Revenues comprised $10.6 million from cryptocurrency operations and $0.5 million from the sale of energy.
•GAAP Net Loss of $22.7 million and non-GAAP Adjusted EBITDA Loss of $5.5 million.

Merger Agreement with Bitfarms
On August 21, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bitfarms Ltd., a corporation incorporated under the Canada Business Corporations Act and continued under the Business Corporations Act (Ontario) (“Bitfarms”) and certain affiliates of Bitfarms. Under the terms of the Merger Agreement, Stronghold shareholders will receive 2.52 common shares of Bitfarms for each share of Stronghold common stock that they own. The Merger Agreement has been unanimously approved by the Boards of Directors of both companies and is expected to close in the first quarter of 2025, subject to the receipt of Stronghold shareholder approval, applicable regulatory approvals, certain third-party consents and other customary closing conditions.
Bitfarms Hosting Agreements
On September 12, 2024, Stronghold Digital Mining Hosting, LLC (“Stronghold Hosting”), an indirect subsidiary of the Company entered into a Hosting Agreement (the “First Hosting Agreement”) with Bitfarms, pursuant to which Stronghold Hosting will host 10,000 Bitmain T21 Bitcoin miners owned by Bitfarms (the “Bitfarms Miners”) at the Company’s Panther Creek site. The Company has received a portion of the Bitfarms Miners to date and expects to receive the remaining Bitfarms Miners during November and December 2024. The First Hosting Agreement has an initial term expiring on December 31, 2025, after which it will automatically renew for additional one-year periods unless either party provides written notice of non-renewal. Pursuant to the First Hosting Agreement, Bitfarms will pay Stronghold fifty percent of the profit generated by the Bitfarms miners, subject to certain monthly adjustments. In connection with the execution of the First Hosting Agreement, Bitfarms also deposited with Stronghold $7.8 million, equal to the estimated cost of power for three months of operations of the Bitfarms Miners, which will be refundable in full to Bitfarms within one business day of the end of the initial term expiring on December 31, 2025.
On October 29, 2024, Stronghold Hosting entered into another Hosting Agreement (the “Second Hosting Agreement”) with Bitfarms, pursuant to which Stronghold Hosting will host 10,000 Bitmain T21 miners owned by Bitfarms (the “Second Bitfarms Miners”) at the Company’s Scrubgrass site. The Company expects to begin receiving the Second Bitfarms Miners in late December 2024, or early

January 2025. The initial term of the Second Hosting Agreement will expire on December 31, 2025, after which it will automatically renew for additional one-year periods unless either party provides written notice of non-renewal. Pursuant to the Second Hosting Agreement, Bitfarms will pay Stronghold fifty percent of the profit generated by the Second Bitfarms Miners, subject to certain monthly adjustments. In connection with the execution of the Second Hosting Agreement, Bitfarms also deposited with Stronghold $7.8 million, equal to the estimated cost of power for three months of operations of the Second Bitfarms Miners, which will be refundable in full to Bitfarms at the end of the initial term.
Bitcoin Mining Update
During the third quarter of 2024, Stronghold generated 188 Bitcoin, and approximately $0.5 million of energy revenues, which represented the equivalent of 8 Bitcoin at the average price of Bitcoin during the period, for a total of 196 Bitcoin equivalents. This represents an approximately 35% decrease versus the Bitcoin-equivalent production during the second quarter of 2024, which was primarily a result of the Bitcoin halving that occurred on April 19, 2024, that caused a reduction in the block subsidy from 6.25 Bitcoin to 3.125 Bitcoin.
Liquidity and Capital Resources
As of September 30, 2024, and November 8, 2024, the Company had approximately $5.1 million and $6.7 million, respectively, of cash and cash equivalents and Bitcoin on our balance sheet, which included 10 Bitcoin and 4 Bitcoin, respectively. Additionally, Stronghold has approximately $2.6 million of contracted receivables that it expects to receive in the next 30 days related to the sale of its 2023 waste coal tax credits. As of September 30, 2024, the Company had principal amount of outstanding indebtedness of approximately $53.7 million and approximately $3.4 million of capacity remaining under its at-the-market offering agreement (the “ATM”) with H.C. Wainwright & Co., LLC. The Company has not sold any of its shares under the ATM during 2024.
Conference Call
Stronghold will host a conference call today, November 13, 2024, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss these results. To participate, a live webcast of the call will be available on the Investor Relations page of the Company’s website at ir.strongholddigitalmining.com. To access the call by phone, please use the following link Stronghold Digital Mining Third Quarter 2024 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code required to join the live call. To ensure you are connected prior to the beginning of the call, please register a minimum of 15 minutes before the start of the call.
A replay will be available on the Company's Investor Relations website shortly after the event at ir.strongholddigitalmining.com.

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass and Panther Creek plants, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements, including with respect to its potential carbon capture initiative and with respect to completing a strategic review process or entering into a transaction. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third-party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment including to upgrade our current fleet; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements; our ability to replicate and scale the carbon capture project; our ability to manage costs related to the carbon capture project; our ability to monetize our carbon capture project, including through the private market; our ability to qualify for, obtain, monetize or otherwise benefit from the Puro registry and Section 45Q tax credits; our ability to qualify for demand response programs; our ability to qualify as PJM “In Network” load; our ability to prepare our sites for and execute on GPU computing initiatives; our ability to expand the power capacity at our sites; the risk that the merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect our business and the price of Class A common stock; the failure to satisfy any of the conditions to the consummation of the merger, including obtaining required stockholder and regulatory approvals; potential litigation relating to the merger that could be instituted against us, Bitfarms or their respective directors or officers, including the effects of any outcomes related thereto; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally; the risk that the merger disrupts our current plans and operations; our ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; risks related to diverting management’s attention from our ongoing business operations; certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; those risks described in Section 4.19 of Bitfarms’ Annual Information Form for the year ended December 31, 2023, filed with the SEC on March 7, 2024, as Exhibit 99.1 to Bitfarms’ Annual Report on Form 40-F, Section 19 of Bitfarms’ Management’s Discussion and Analysis for the year ended December 31, 2023, filed with the SEC on March 7, 2024, as Exhibit 99.3 to Bitfarms’ Annual Report on Form 40-F, Section 19 of Bitfarms’ Management’s Discussion and Analysis for the three and six months ended June 30, 2024, filed with the SEC on August 8, 2024, as Exhibit 99.2 to Bitfarms’ Current Report on Form 6-K, and subsequent reports on Form 6-K; those risks described in Item 1A of the Company’s Annual Report on Form 10-K, filed with the SEC on March 8, 2024, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024, and subsequent reports on Form 10-Q, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, which the Company expects to file on or around November 13, 2024, and Form 8-K; and those risks that are described in the registration statement on Form F-4 (File No. 333-282657) filed by Bitfarms with the SEC (the “registration statement”), which includes a proxy statement of Stronghold that also constitutes a prospectus of Bitfarms (the “proxy statement/prospectus”).
These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus. While the list of factors presented here, and the list of factors presented in the registration statement, are each considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Bitfarms nor the Company assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Bitfarms’ or the Company’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, Bitfarms has filed the registration statement with the SEC. After the registration statement is declared effective, Stronghold will mail the proxy statement/prospectus to its shareholders. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other relevant documents Bitfarms and the Company has filed or will file with the SEC. Investors are urged to read the proxy statement/prospectus (including all amendments and supplements thereto) and other relevant documents filed with the SEC carefully and in their entirety, if and when they become available, because they will contain important information about the proposed merger and related matters.

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by Bitfarms and the Company with the SEC, when they become available, through the website maintained by the SEC at www.sec.gov. Copies of the documents may also be obtained for free from Bitfarms by contacting Bitfarms’ Investor Relations Department at investors@bitfarms.com and from Stronghold by contacting Stronghold’s Investor Relations Department at SDIG@gateway-grp.com.
Participants in Solicitation Relating to the Merger
Bitfarms, the Company, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed merger. Information regarding Bitfarms’ directors and executive officers can be found in Bitfarms’ annual information form for the year ended December 31, 2023, filed on March 7, 2024, as well as its other filings with the SEC. Information regarding the Company’s directors and executive officers can be found in the Company’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024, and supplemented on June 7, 2024, and in its Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024. This communication may be deemed to be solicitation material in respect of the proposed merger. Additional information regarding the interests of such potential participants, including their respective interests by security holdings or otherwise, is set forth in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Bitfarms and the Company using the sources indicated above.
No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2024	December 31, 2023
ASSETS:
Cash and cash equivalents	$4,491,447	$4,214,613
Digital currencies	613,949	3,175,595
Accounts receivable	1,240,900	507,029
Inventory	2,815,178	4,196,812
Prepaid insurance	1,668,837	3,787,048
Due from related parties	90,538	97,288
Other current assets	1,898,404	1,675,084
Total current assets	12,819,253	17,653,469
Equipment deposits	—	8,000,643
Property, plant and equipment, net	124,971,766	144,642,771
Operating lease right-of-use assets	904,988	1,472,747
Land	1,748,440	1,748,440
Road bond	299,738	299,738
Security deposits	348,888	348,888
Other noncurrent assets	271,960	170,488
TOTAL ASSETS	$141,365,033	$174,337,184
LIABILITIES:
Accounts payable	$11,259,291	$11,857,052
Accrued liabilities	13,846,663	10,787,895
Financed insurance premiums	952,369	2,927,508
Current portion of long-term debt, net of discounts and issuance fees	19,566,519	7,936,147
Current portion of operating lease liabilities	605,324	788,706
Due to related parties	1,449,195	718,838
Total current liabilities	47,679,361	35,016,146
Asset retirement obligation	1,116,958	1,075,728
Warrant liabilities	16,765,182	25,210,429
Long-term debt, net of discounts and issuance fees	33,879,516	48,203,762
Long-term operating lease liabilities	356,542	776,079
Other noncurrent liabilities	10,500,864	241,420
Total liabilities	110,298,423	110,523,564
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK:
Common Stock – Class V; $0.0001 par value; 50,000,000 shares authorized; 2,405,760 shares issued and outstanding as of September 30, 2024, and December 31, 2023.	11,536,161	20,416,116
Total redeemable common stock	11,536,161	20,416,116
STOCKHOLDERS’ EQUITY:
Common Stock – Class A; $0.0001 par value; 238,000,000 shares authorized; 14,737,601 and 11,115,561 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively.	1,474	1,112
Series C convertible preferred stock; $0.0001 par value; 23,102 shares authorized; 5,990 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively.	1	1
Series D convertible preferred stock; $0.0001 par value; 15,582 shares authorized; 0 and 7,610 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively.	—	1
Accumulated deficits	(360,763,808)	(331,647,755)
Additional paid-in capital	380,292,782	375,044,145
Total stockholders' equity	19,530,449	43,397,504
Total redeemable common stock and stockholders' equity	31,066,610	63,813,620
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY	$141,365,033	$174,337,184

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
OPERATING REVENUES:
Cryptocurrency mining	$8,709,777	$12,684,894	$44,989,361	$37,764,990
Cryptocurrency hosting	1,911,610	3,789,375	11,193,438	9,195,072
Energy	502,640	1,210,811	1,424,077	4,682,590
Capacity	—	—	—	1,442,067
Other	44,046	41,877	187,521	142,194
Total operating revenues	11,168,073	17,726,957	57,794,397	53,226,913
OPERATING EXPENSES:
Fuel	6,500,292	8,556,626	19,709,424	22,262,141
Operations and maintenance	4,998,609	6,961,060	22,321,981	24,206,080
General and administrative	8,326,999	6,598,951	26,671,930	25,145,444
Depreciation and amortization	8,623,646	9,667,213	27,428,863	26,025,021
Loss on disposal of fixed assets	458,147	—	2,189,252	108,367
Realized loss (gain) on sale of digital currencies	(719,795)	(131,706)	(1,100,214)	(725,139)
Unrealized loss (gain) on digital currencies	33,783	—	(113,438)	—
Realized loss on sale of miner assets	530,099	—	494,087	—
Impairments on digital currencies	—	357,411	—	683,241
Impairments on equipment deposits	—	5,422,338	—	5,422,338
Total operating expenses	28,751,780	37,431,893	97,601,885	103,127,493
NET OPERATING LOSS	(17,583,707)	(19,704,936)	(39,807,488)	(49,900,580)
OTHER INCOME (EXPENSE):
Interest expense	(2,236,587)	(2,441,139)	(6,748,059)	(7,428,530)
Loss on debt extinguishment	—	—	—	(28,960,947)
Changes in fair value of warrant liabilities	(2,850,298)	(180,838)	8,445,247	5,580,453
Other	—	15,000	15,000	45,000
Total other (expense) income	(5,086,885)	(2,606,977)	1,712,188	(30,764,024)
NET LOSS	$(22,670,592)	$(22,311,913)	$(38,095,300)	$(80,664,604)
NET LOSS attributable to noncontrolling interest	(3,181,407)	(5,188,727)	(5,588,300)	(26,663,731)
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(19,489,185)	$(17,123,186)	$(32,507,000)	$(54,000,873)
NET LOSS attributable to Class A common shareholders:
Basic	$(1.34)	$(2.26)	$(2.27)	$(8.93)
Diluted	$(1.34)	$(2.26)	$(2.27)	$(8.93)
Weighted average number of Class A common shares outstanding:
Basic	14,594,955	7,569,511	14,319,202	6,047,891
Diluted	14,594,955	7,569,511	14,319,202	6,047,891

STRONGHOLD DIGITAL MINING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30, 2024	September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,095,300)	$(80,664,604)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	27,428,863	26,025,021
Accretion of asset retirement obligation	41,230	39,153
Loss on disposal of fixed assets	2,189,252	108,367
Realized loss on sale of miner assets	494,087	—
Change in value of accounts receivable	399,192	1,867,506
Amortization of debt issuance costs	154,419	161,093
Stock-based compensation	5,093,193	7,603,859
Loss on debt extinguishment	—	28,960,947
Impairments on equipment deposits	—	5,422,338
Changes in fair value of warrant liabilities	(8,445,247)	(5,580,453)
Non-cash adjustments for loss contingencies	5,253,238	—
Other	584,510	(229,485)
(Increase) decrease in digital currencies:
Mining revenue	(51,963,137)	(43,778,958)
Net proceeds from sale of digital currencies	54,737,513	42,563,545
Unrealized gain on digital currencies	(113,438)	—
Impairments on digital currencies	—	683,241
(Increase) decrease in assets:
Accounts receivable	(1,133,062)	8,129,033
Prepaid insurance	4,218,459	5,174,903
Due from related parties	(211,870)	(91,617)
Inventory	1,381,634	1,328,373
Other assets	(896,572)	9,666
Increase (decrease) in liabilities:
Accounts payable	(643,132)	(1,445,109)
Due to related parties	730,357	(239,230)
Accrued liabilities	(543,442)	875,203
Other liabilities, including contract liabilities	7,888,095	(211,225)
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	8,548,842	(3,288,433)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(749,528)	(14,743,269)
Proceeds from sale of property, plant and equipment, including CIP	221,212	—
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(528,316)	(14,743,269)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(3,668,304)	(3,196,644)
Repayments of financed insurance premiums	(4,075,388)	(5,250,538)
Proceeds from debt, net of issuance costs paid in cash	—	(147,385)
Proceeds from private placements, net of issuance costs paid in cash	—	9,824,567
Proceeds from ATM, net of issuance costs paid in cash	—	8,483,982
Proceeds from exercise of warrants	—	316
NET CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES	(7,743,692)	9,714,298
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	276,834	(8,317,404)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	4,214,613	13,296,703
CASH AND CASH EQUIVALENTS - END OF PERIOD	$4,491,447	$4,979,299

Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, non-recurring expenses, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on extinguishment of debt, or changes in the fair value of warrant liabilities in the period presented. See reconciliation below.
Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairments, and realized gains and losses on the sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of Adjusted EBITDA should be read in conjunction with the financial statements furnished in our Form 10-Q for the third quarter ended September 30, 2024, expected to be filed on or around November 13, 2024. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

STRONGHOLD DIGITAL MINING, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Loss—GAAP	$(22,671)	$(22,312)	$(38,095)	$(80,665)
Plus:
Interest expense	2,237	2,441	6,748	7,429
Depreciation and amortization	8,624	9,667	27,429	26,025
Loss on debt extinguishment	—	—	—	28,961
Impairments on equipment deposits	—	5,422	—	5,422
Non-recurring expenses [1]	928	1,216	7,384	1,853
Stock-based compensation	1,486	788	5,093	7,604
Loss on disposal of fixed assets	458	—	2,189	108
Realized loss on sale of miner assets	530	—	494	—
Changes in fair value of warrant liabilities	2,850	181	(8,445)	(5,580)
Accretion of asset retirement obligation	14	13	41	39
Adjusted EBITDA—Non-GAAP [2]	$(5,544)	$(2,583)	$2,838	$(8,804)
1 Includes the following non-recurring expenses: estimated accrual for two loss contingencies, one-time legal fees, and other one-time items.
2 As previously disclosed, the Company adopted ASU 2023-08 effective January 1, 2024, using a modified retrospective transition method, with a cumulative-effect adjustment of approximately $0.1 million recorded to the opening balance of retained earnings. In conjunction with this accounting change and following consultation with the SEC, realized gains/losses on sale of digital currencies and unrealized gains/losses on digital currencies will no longer be excluded in the Company's determination of Adjusted EBITDA. Furthermore, the Company revised its Adjusted EBITDA for the three and nine months ended September 30, 2023, to remove adjustments for impairments on digital currencies and realized gain on sale of digital currencies.

Investor Contact:
Matt Glover
Gateway Group, Inc.
SDIG@gateway-grp.com
1-949-574-3860

Media Contact:
contact@strongholddigitalmining.com